UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2007
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 29, 2007, DUSA Pharmaceuticals, Inc. entered into a securities purchase agreement, common stock purchase warrants, and a registration rights agreement (the “Definitive Agreements”) with certain accredited investors for the private placement of 4,581,043 shares of its common stock (the “Shares”) at a purchase price of $2.40 per share which will result in gross proceeds to DUSA of $11,000,000, and warrants to purchase an additional 1,145,259 shares of common stock (the “Warrants”). The Warrants become exercisable on April 30, 2008, have a term of 5 years from the initial exercise date, and have an exercise price of $2.85 per share. The Company has committed to register the Shares and the shares underlying the Warrants with the Securities and Exchange Commission on a Form S-3 registration statement. If the registration statement does not become effective within a stated period of time, then the investors are entitled to receive a cash payment of 1% of the aggregate purchase price they paid for their respective Shares for each month that the registration statement is delayed beyond the time periods stated in the Definitive Agreements, up to a maximum of 12% of such aggregate purchase price. The Company will pay its placement agent a fee of $660,000 for its services in connection with the transaction.
     The Company announced that it will use the proceeds from the sale of the securities to further advance DUSA’s Levulan® PDT clinical development programs and activities associated with expanding the Company’s market presence in the U.S.
     Except for historical information, this report, including the exhibit, contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the amount of gross proceeds being raised, the use of proceeds, the expiration date of the warrants, and payment of a placement agent fee. Such risks and uncertainties include, but are not limited to the results of clinical trials, the status of its patents and proprietary protection, reliance on third parties to manufacture its products (in compliance with FDA regulations), uncertainties regarding the marketing of its products, the availability of additional funds for ongoing operations and further development activities and other risks detailed from time to time in the Company’s United States Securities and Exchange Commission (SEC) filings.
Item 3.02 Unregistered Sales of Equity Securities.
On October 29, 2007, the Company entered into a securities purchase agreement relating to the issuance of 4,581,043 shares of the Company’s common stock to institutional investors at a price per share of $2.40 for aggregate gross proceeds of $11,000,000, and warrants to purchase an additional 1,145,259 shares of common stock. The transaction constitutes a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Regulation D promulgated under the Securities Act. For more information about the transaction, see the information set forth under Item 1.01, which is incorporated herein by reference in its entirety.

Item 8.01 Other Events.
     On October 30, 2007, DUSA issued a press release, attached to and made part of this report, announcing the completion of the private placement of securities, including common stock and warrants. For more information about the transaction, see the information set forth under Item 1.01, which is incorporated herein by reference in its entirety.
Item 9.01 — Financial Statement and Exhibits.

Item No.	Description

99.1	Press Release, dated October 30, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: October 30, 2007	By:	/s/Robert F. Doman
Robert F. Doman, President and
Chief Executive Officer

EXHIBIT INDEX

Item No.	Description

99.1	Press Release, dated, October 30, 2007